UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2016

Starz
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.             Submission of Matters to a Vote of Security Holders

At Starz’s annual stockholder meeting held on June 14, 2016, the following proposals were considered and acted upon by the stockholders of Starz.  A brief description of each proposal, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1.              Election of the following nominees to the board of directors (the “Board”) to continue serving as Class III members of the Board until the 2019 annual stockholder meeting or their earlier resignation or removal:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory B. Maffei	110,293,356	23,683,249	37,956,003
Irving L. Azoff	133,101,776	874,829	37,956,003
Susan M. Lyne	133,093,438	883,167	37,956,003

Accordingly, the foregoing nominees were re-elected to the Board.

2.               A proposal to ratify the selection of KPMG LLP as Starz’s independent auditors for the fiscal year ending December 31, 2016 (the “Auditor Ratification Proposal”):

For	Against	Abstentions	Broker Non-Votes
171,600,090	149,994	182,524	—

Accordingly, the Auditor Ratification Proposal was approved.

3.               A proposal to approve, on an advisory basis, the compensation of Starz’s named executive officers, as described in the proxy statement under the heading “Executive Compensation” (the “Say-on-Pay Proposal”):

For	Against	Abstentions	Broker Non-Votes
132,416,205	1,257,468	302,932	37,956,003

Accordingly, the Say-on-Pay Proposal was approved.

4.              A proposal to adopt the Starz 2016 Omnibus Incentive Plan (the “Incentive Plan Proposal”):

For	Against	Abstentions	Broker Non-Votes
97,866,571	35,754,921	355,113	37,956,003

Accordingly, the Incentive Plan Proposal was adopted.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Name
10.1	Starz 2016 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016
STARZ

	By:	/s/ David I. Weil
		Name:	David I. Weil
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Name
10.1	Starz 2016 Omnibus Incentive Plan.

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